Exhibit 10.17

Amendment to the
DCP Midstream, LP Executive Severance Plan

1.    Plan Sponsor: DCP Midstream, LP

2.	Amendment of Plan: The following Amendment to the DCP Midstream, LP Executive Severance Plan (“Plan”), is adopted, effective as of January 1, 2016:

A.	Effective January 1, 2016, the Plan Sponsor is DCP Services, LLC, and the Plan provisions, including the Plan name, are hereby amended wherever appropriate to reflect the change.

3.	Terms and Conditions of Plan: Except for the above Amendment, all terms and conditions of the Plan are unamended and shall remain in full force and effect.

4.	Execution: DCP Midstream, LP has executed this Amendment as of the date set forth below.

DCP MIDSTREAM, LP
Plan Sponsor

By: /s/ Wendy S. Barber

Title: Senior Director, HR Shared Services

Date: December 30, 2015